Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Appoints Johnson Controls Executive to Board of Directors

HOUSTON, August 12, 2014 — Group 1 Automotive, Inc. (NYSE: GPI), an international, Fortune 500 automotive retailer, today announced the appointment of MaryAnn Wright to its Board of Directors. Ms. Wright currently serves as the Vice President of Engineering and Product Development for the Power Solutions division of Johnson Controls Incorporated. She will replace Lou Lataif, former Ford Motor Company executive and longtime Dean of Boston University Business School, who retired from Group 1’s Board of Directors this past May.

“We are very excited to have someone with MaryAnn’s extensive, global automotive experience on our Board. She has a great understanding of our industry and has worked for truly world class organizations during her career,” said Earl Hesterberg, Group 1’s president and chief executive officer. “MaryAnn brings a unique skill set to our Board with her engineering and technology background as well as experience in working in different cultures and markets around the world,” added Group 1’s chairman, John L. Adams.

In her current role, MaryAnn works with the world’s leading automotive manufacturers in the area of energy storage solutions and a variety of advanced powertrain technologies. Prior to joining Johnson Controls, Ms. Wright served as the Executive Vice President of Engineering, Product Development, Commercial and Program Management at automotive parts supplier, Collins & Aikman Corporation; and served as Director of Sustainable Mobility Technologies and Hybrid Vehicle Programs at Ford Motor Company.

Ms. Wright has been recognized on numerous occasions for her accomplishments within the auto industry, including being named by Automotive News as one of the “Leading 100 Women in the Automotive Industry” and by the Wall Street Journal as one of the “Top 50 Women to Watch.” She holds a BA in Economics and International Business from the University of Michigan, a Master of Science in Engineering from the University of Michigan, and an MBA from Wayne State University.

About Group 1 Automotive, Inc.
Group 1 owns and operates 152 automotive dealerships, 194 franchises, and 38 collision centers in the United States, the United Kingdom and Brazil that offer 34 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com